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                                                                     EXHIBIT 4.5

                            COMSTOCK RESOURCES, INC.,

                              SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                       and

               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

                                     Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of February 25, 2004

                           Supplementing the Indenture

                           Dated as of April 29, 1999

                          11 1/4% Senior Notes due 2007


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      This SECOND SUPPLEMENTAL INDENTURE, dated as of February 25, 2004, is between COMSTOCK RESOURCES, INC., a Nevada corporation (the "Company"), COMSTOCK OIL & GAS, INC., a Nevada corporation, COMSTOCK OIL & GAS - LOUISIANA, LLC, a Nevada limited liability company, COMSTOCK OFFSHORE LLC, a Nevada limited liability company, COMSTOCK OIL & GAS HOLDINGS, INC., a Nevada corporation, and THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A. (as successor-in-interest to U.S. Trust Company of Texas, N.A.) as Trustee (the "Trustee"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture (as defined below).

      WHEREAS, the Company, certain Subsidiaries of the Company and the predecessor-in-interest to Trustee entered into an Indenture, dated as of April 29, 1999, as the same was amended and supplemented by that certain First Supplemental Indenture dated March 7, 2002, (collectively, the "Indenture"), providing for the issuance by the Company from time to time, and the establishment of the terms of, the Company's 11 1/4% Senior Notes due 2007;

      WHEREAS, the parties hereto desire to modify and amend the Indenture to remove certain restrictive covenants therefrom; and

      WHEREAS, the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of Outstanding Securities (as defined in the Indenture) have consented to the amendments contained herein as required by
Section 8.2 of the Indenture;

      NOW, THEREFORE, for the purposes stated herein and for and in consideration of the premises and covenants contained in the Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                    ARTICLE I

      Section 1.1 Deletion of Covenants. Effective as of the date hereof, each of the following sections of the Indenture (each, a "Deleted Covenant"), together with all references to any such section set forth in the Indenture, are hereby deleted in their entireties:

            Section 9.2               Maintenance of Office or Agency;

            Section 9.4               Corporate Existence;

            Section 9.5               Payment of Taxes; Maintenance of
                                      Properties; Insurance;

            Section 9.6               Limitation on Conduct of Business;

            Section 9.8               Provision of Financial Information;

            Section 9.9               Limitation on Restricted Payments;

            Section 9.10              Limitation on Guarantees by Subsidiary
                                      Guarantors;


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
            Section 9.11              Limitation on Indebtedness and
                                      Disqualified Capital Stock;

            Section 9.12              Additional Subsidiary Guarantors;

            Section 9.13              Limitation on Issuances and Sales of
                                      Capital Stock by Restricted Subsidiaries;

            Section 9.14              Limitation on Liens;

            Section 9.16(c)           Limitation on Asset Sales;

            Section 9.17              Limitation on Transactions with
                                      Affiliates;

            Section 9.18              Limitation on Dividends and Other
                                      Payment Restrictions Affecting
                                      Restricted Subsidiaries; and

            Section 9.19              Limitation on Sale and Leaseback
                                      Transactions.

      Section 1.2 Covenant Concerning Certain Events of Default. Effective as of the date hereof, subsections (d), (e), (f), (g), (h) and (i) of Section 4.1 of the Indenture are hereby deleted in their entireties.

      Section 1.3 Provision Concerning When Company May Consolidate, Etc., Only on Certain Terms. Effective as of the date hereof, Section 7.1 of the Indenture is hereby deleted in its entirety.

      Section 1.4 Deletion of Definitions. Effective as of the date hereof, all definitions set forth in Article One of the Indenture which relate solely to the Deleted Covenants or to Section 7.1 of the Indenture are herby deleted in their entireties from the Indenture.

                                   ARTICLE II

      Section 2.1 Ratification of Indenture.

      As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      Section 2.2 Conflict with Trust Indenture Act.

      If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any provision of the Trust Indenture Act, such required provisions shall control.

      Section 2.3 Counterparts.


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      This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 2.4 Governing Law.

      This Second Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                   ARTICLE III

      Capitalized terms not otherwise defined herein shall have the meanings given in the Indenture as supplemented hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                  ISSUER:

                                  COMSTOCK RESOURCES, INC.

                                  By: /s/ M. JAY ALLISON
                                      ------------------
                                  Name: M. Jay Allison
                                  Title: President and Chief Executive Officer

                                  SUBSIDIARY GUARANTORS:

                                  COMSTOCK OIL & GAS, INC.

                                  By: /s/ M. JAY ALLISON
                                      ------------------
                                  Name: M. Jay Allison
                                  Title: President and Chief Executive Officer

                                  COMSTOCK OIL & GAS-LOUISIANA, LLC
                                  (f/k/a Comstock Oil & Gas-Louisiana, Inc.)

                                  By: /s/ M. JAY ALLISON
                                      ------------------
                                  Name: M. Jay Allison
                                  Title: President and Chief Executive Officer

                                  COMSTOCK OFFSHORE, LLC

                                  By: /s/ M. JAY ALLISON
                                      ------------------
                                  Name: M. Jay Allison
                                  Title: President and Chief Executive Officer

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                                  COMSTOCK OIL & GAS HOLDINGS, INC.

                                  By: /s/ M. JAY ALLISON
                                      ------------------
                                  Name: M. Jay Allison
                                  Title: President and Chief Executive Officer

                                  TRUSTEE:

                                  THE BANK OF NEW YORK TRUST COMPANY
                                       OF FLORIDA, N.A.

                                  By: /s/ PATRICK T. GIORDANO
                                      -----------------------
                                  Name: Patrick T. Giordano
                                  Title: Vice President